Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F- 4 of our report  dated  March 1, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in LAN Airlines S.A.'s Annual Report on Form 20-F for the year ended December 31, 2010.  We also consent to the reference to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

/s/ PricewaterhouseCoopers Consultores, Auditores y Compania Limitada

Santiago, Chile

November 14, 2011